SHARE EXCHANGE AGREEMENT

     AGREEMENT dated as of December 19, 2006 by and between Gold Standard, Inc., a Utah corporation (hereinafter referred to as "GOLS"), and the individuals identified on the signature page as the Shareholders of Changan International Limited, a corporation organized under the laws of the Hong Kong Special Administrative Region (hereinafter referred to as the "Changan Shareholders"). The Changan Shareholders (collectively) and GOLS are sometimes referred to collectively herein as the "Parties," and each is sometimes referred to individually as the "Party."

     WHEREAS, Changan International Limited ("Changan") owns sixty-one percent (61%) of the issued and outstanding capital stock of Harbin Hongbo Environment Protection Material, Inc., a corporation organized under the laws of the People's Republic of China ("Hongbo"); and

     WHEREAS, the Changan Shareholders own all of the issued and outstanding capital stock of Changan; and

     WHEREAS, the Changan Shareholders desire to transfer the capital stock of Changan to GOLS and GOLS desires to acquire such shares in exchange for certain shares of GOLS common stock.

     NOW, THEREFORE, it is agreed:

     1.        DEFINITIONS.

     As used herein, the following terms shall have the meanings set forth below:

          a. "Applicable Law" means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses or corporate existence of GOLS, Changan or Hongbo.

          b. "GAAP" means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

          c. "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

          d. "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

          e. "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

               (i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

           (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

           (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

          f. "Tax Return" means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     2.        SHARE EXCHANGE.

          a.   On the Closing Date (defined herein), the Changan
Shareholders shall transfer and assign to GOLS all of the issued and outstanding capital stock of Changan. The Changan Shareholders represent and warrant that upon delivery to GOLS of documents suitable to transfer the capital stock of a Hong Kong corporation, all right, title and interest in said shares will be transferred to GOLS free of Liens, claims and encumbrances.

          b. On the Closing Date, GOLS shall issue to the Changan Shareholders a total of sixty million (60,000,000) shares of common stock.
The shares shall be issued in proportion to the relative interests of the Changan Shareholders in Changan, as set forth on Schedule 2 b hereto. No fractional shares will be issued; in lieu thereof, the number of shares to each Changan Shareholder will be rounded to the next whole share. GOLS warrants that the common stock, when so issued, will be duly authorized, fully paid and non-assessable.

          c. The parties intend that the exchange of shares described above shall qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code. The parties further intend that the issuance of the common stock by GOLS to the Changan Shareholders shall be exempt from the provisions of Section 5 of the Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) of said Securities Act and Regulation S of the United States Securities and Exchange Commission (the "SEC").

     3.        CLOSING.

     The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Robert Brantl, counsel for Changan, on the first business day after the conditions precedent set forth in Section 7 hereof have been satisfied, but in no event later than December 29, 2006 (the "Closing Date").

     4.        WARRANTIES AND REPRESENTATIONS OF CHANGAN SHAREHOLDERS   In
order to induce GOLS to enter into this Agreement and to complete the transaction contemplated hereby, the Changan Shareholders warrant and represent to GOLS that:

          a. Organization and Standing - Changan. Changan is a corporation duly organized, validly existing and in good standing under the laws of the Hong Kong Special Administrative Region and has full power and authority to carry on its business as now conducted.

          b. Capitalization - Changan. Changan's registered capital stock consists of ten thousand (10,000) Hong Kong Dollars, all of which is issued and outstanding (the "Changan Shares"). Other than the Changan Shares owned by the Changan Shareholders, there are no voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Changan or any of the Changan Shareholders is bound, calling for the issuance of any additional equity securities of Changan. All of the Changan Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any Applicable Law.

          c. Valid Transfer of Changan Shares. By the transfer of the Changan Shares to GOLS pursuant to this Agreement, GOLS will acquire good title to 100% of the capital stock of Changan, free and clear of all Liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the Changan Shares will not have been registered under the Securities Act, or any applicable state securities laws.

          d.   Business Operations and Liabilities   Changan. Changan has
conducted no business operations other than the acquisition of ownership of the capital stock of Hongbo.

          e.   Organization and Standing   Hongbo.  Hongbo is a corporation
duly organized, validly existing and in good standing under the laws of the People's Republic of China. Hongbo has all of the government licenses and permits necessary to carry on its business as now conducted, to own and operate its assets, properties and business, and to carry out the transactions contemplated by this Agreement.

          f. Capitalization - Hongbo. Changan is the owner of sixty-one percent (61%) of the registered capital of Hongbo, free and clear of all Liens, encumbrances and restrictions whatsoever. There are no warrants, calls, options, rights, commitments or agreements by which Hongbo or Changan are bound, calling for the issuance of any additional equity securities of Hongbo. All of the outstanding shares of Hongbo have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable securities laws.

          g.   Financial Statements.  The Changan Shareholders have
delivered to GOLS (i) the financial statements of Hongbo for the period ending September 30, 2006 and for the years ended December 31, 2005 and 2004 (all three documents being the "Hongbo Financial Statements") and (ii) the financial statements of Changan for the period from inception to September 30, 2006 (the "Changan Financial Statements"). The Hongbo Financial Statements and the Changan Financial Statements have been prepared in accordance with U.S. GAAP and present fairly in all material respects the financial condition
of Hongbo and Changan as of the dates thereof.   The financial statements of
Hongbo for the years ended December 31, 2005 and 2004 and the Changan Financial Statements have been reported on by an independent accountant registered with the PCAOB.

          h. Absence Of Certain Changes Or Events. Except as set forth on Schedule 4i, to the knowledge of any of the Changan Shareholders, since September 30, 2006:

          (i) there has not been (i) any change that has had or would have a Material Adverse Effect on the business, operations, properties, assets, or condition of Hongbo or (ii) any damage, destruction, or loss to Hongbo (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Hongbo;

          (ii) Hongbo has not (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Hongbo; or (iii) made any material change in its method of management, operation, or accounting;

          (iii) to the knowledge of any of the Changan Shareholder, Hongbo has not become subject to any law or regulation which has had or would in the future be substantially likely to have a Material Adverse Effect on Hongbo.

          i. Ownership of Assets. Except as specifically identified in the Hongbo Financial Statements, Hongbo has good, marketable title, without any Liens or encumbrances of any nature whatever, to all of the following, if any: its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by Hongbo as of this date. Except in the ordinary course of its business, Hongbo has not disposed of any such asset since September 30, 2006.

          j. Governmental Consent. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other non-U.S., U.S., state, county, local or other foreign governmental authority, instrumentality, agency or commission is required by or with respect to Changan or Hongbo in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          k. Taxes. Each of Changan and Hongbo has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith. There is no material claim for taxes that is a Lien against the property of Changan or Hongbo other than Liens for taxes not yet due and payable.

          l. Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations pending or threatened, against or affecting Changan, Hongbo, or against Hongbo's Officers or Directors or the Changan Shareholders that arose out of their operation of Hongbo. Neither Changan, Hongbo, nor any of the Changan Shareholders is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a Material Adverse Effect on the business of Hongbo or Changan.

          m. No Debt Owed to Changan Shareholders. Neither Changan nor Hongbo owes any money, securities, or property to the Changan Shareholders or any family members of the Changan Shareholders or to any company controlled by or under common control with any such persons, directly or indirectly.

          n. Intellectual Property And Intangible Assets. To the knowledge of the Changan Shareholders, Hongbo has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business. Hongbo has not received any written notice that the rights of any other person are violated by the use by Hongbo of the intellectual property. None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the Changan Shareholders, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

          o. Validity of the Agreement. This Agreement has been duly executed by the Changan Shareholders, and constitutes the valid and binding obligation of each of the Changan Shareholders, enforceable in accordance with its terms except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors' rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, the Articles of Association of either Changan or Hongbo, or any material agreement or undertaking, oral or written, to which Changan or Hongbo or any of the Changan Shareholders is a party or is bound or may be affected by, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by Hongbo can continue to be so conducted after completion of the transaction contemplated hereby.

          p. Compliance with Laws. Hongbo's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. Hongbo is not in violation of any law, ordinance or regulation of the People's Republic of China or of any other jurisdiction. Hongbo holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities necessary or proper for the current use, occupancy or operation of its business, all of which are now in full force and effect.

          q. Finders. Other than Raney & Associates, the Changan Shareholders have not employed or utilized any finder in connection with this transaction, and the execution of this Agreement and the carrying out of its purposes will not give any individual or firm other than Raney & Associates a valid legal claim to a finder fee.

          r. Regulatory History. None of the Changan Shareholders, nor any officer, director or control person of Changan or of Hongbo, nor Changan or Hongbo themselves is or has been the subject of an action or proceeding commenced by the SEC or by the securities regulatory authorities of any jurisdiction. Neither is any of the aforesaid bound by any injunction or other order of a court or government agency that prescribes the individual from carrying on any business or trade.

          s. Access to Information. In connection with his decision to accept the common stock of GOLS as consideration in this transaction, each of the Changan Shareholders has been provided any information concerning GOLS that he requested and has been afforded the opportunity to speak with the Chief Executive Officer of GOLS regarding the business and financial condition of GOLS. Each of the Changan Shareholders is sophisticated in business affairs and able to appreciate the information presented to him and to evaluate the investment decision he is making.

     5. WARRANTIES AND REPRESENTATIONS OF GOLS . In order to induce the Changan Shareholders to enter into this Agreement and to complete the transactions contemplated hereby, GOLS warrants and represents to the Changan Shareholders that:

     a. Organization and Standing. GOLS is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has full power and authority to carry on its business as now conducted. GOLS is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states. The copies of the Articles of Incorporation and Bylaws of GOLS previously delivered to the Changan Shareholders are true and complete as of the date hereof.

     b. Capitalization. GOLS' entire authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. At the Closing, prior to the issuance of shares to the Changan Shareholders, there will be 1,307,366 shares of GOLS common stock issued and outstanding. At the Closing, there will be no other voting or equity securities outstanding, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which GOLS is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security.

     c. Corporate Records. All of GOLS' books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation to the extent previously delivered to the Changan Shareholders.

     d. Significant Agreements. At the Closing, GOLS will not be bound by any contract, agreement, lease, commitment, guarantee or arrangement of any kind.

     e. Taxes. GOLS has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith. There is no material claim for taxes that is a Lien against the property of GOLS other than Liens for taxes not yet due and payable.

     f. Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting GOLS or against GOLS' current or former Officers or Directors that arose out of their operation of GOLS. GOLS is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

     g. Validity of the Agreement. All corporate and other proceedings required to be taken by GOLS in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by GOLS, and constitutes a valid and binding obligation of GOLS, enforceable against it in accordance with its terms except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors' rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, GOLS' Articles of Incorporation or Bylaws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which GOLS is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

     h. Trading Status. GOLS' common stock is listed for quotation on the OTC Bulletin Board, with the symbol "GOLS." To the knowledge of GOLS, GOLS has not been threatened and is not subject to removal of its common stock from the OTC Bulletin Board.

     i.   SEC Status.    The common stock of GOLS is registered pursuant to
Section 12(g) of the Securities and Exchange Act of 1934. GOLS has filed all reports required by the applicable regulations of the SEC. All of the filings by GOLS under the Exchange Act within the past four years were true, correct and complete in all material respects when filed, were not misleading and did not omit to state any material fact which was necessary to make the statements contained in such public filings not misleading in any material respect.

     j. Compliance with Laws. GOLS' operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. GOLS is not in violation of any Applicable Law.

     k. Finders. Other than Raney & Associates, GOLS has not employed or utilized any finder in connection with this transaction, and the execution of this Agreement and the carrying out of its purposes will not give any individual or firm other than Raney & Associates a valid legal claim to a finder fee.

     6.   PARTIES' COVENANTS

     a. Tax-Free Exchange. The Parties intend that the transactions contemplated by this Agreement qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code. The Parties will take the position for all purposes that the said transactions qualify under said
Section 351.

     b. Announcement. Prior to the Closing, no Party hereto nor Changan or Hongbo shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation. The Parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by Applicable Law. Upon execution of this Agreement, GOLS shall issue a press release, which shall be approved by the Changan Shareholders.

     c.   Access to Information

          (i) Inspection by Changan. Prior to the Closing, GOLS will make available for inspection by Changan, during normal business hours, all of GOLS' records (including tax records), books of account, premises, contracts and all other documents in GOLS' possession or control that are reasonably requested by Changan to inspect and examine the business and affairs of GOLS. GOLS will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of Changan concerning the business and affairs of GOLS. Changan will treat and hold as confidential any information it receives from GOLS in the course of the reviews contemplated by this Section 6c(i). No examination by Changan will, however, constitute a waiver or relinquishment by the Changan Shareholders of their rights to rely on GOLS' covenants, representations and warranties made herein or pursuant hereto.

          (ii) Inspection by GOLS. Prior to the Closing, the Changan Shareholders will cause Changan and Hongbo to make available for inspection by GOLS, during normal business hours and in a manner so as not to interfere with normal business operations, all of Changan's and Hongbo's records (including tax records), books of account, premises, contracts and all other documents in Changan's or Hongbo's possession or control that are reasonably requested by GOLS to inspect and examine the business and affairs of Hongbo and Changan. The Changan Shareholders will cause the managerial employees of Changan and Hongbo and their regular independent accountants to be available upon reasonable advance notice to answer questions of GOLS concerning the business and affairs of Hongbo and Changan. GOLS will treat and hold as confidential any information it receives from Hongbo and Changan in the course of the reviews contemplated by this Section 6c(ii). No examination by GOLS will, however, constitute a waiver or relinquishment by GOLS of its rights to rely on the Changan Shareholders' covenants, representations and warranties made herein or pursuant hereto.

     d. Payment of Finder's Fee. The Changan Shareholders will pay and deliver to Raney & Associates upon consummation of the Closing a finder's fee in the amount of $45,000, subject to the terms and conditions of the finder's agreement between Raney & Associates and GOLS.

     e. No Reverse Split. The Changan Shareholders agree that, for a period of one year following the Closing, they will not authorize or vote in favor of a reverse split or a combination of the common stock of GOLS. In addition, if any of them serve as members of the Board of Directors of GOLS, they will not during that one year period vote to authorize a reverse split or combination. In the event of a reverse split effected during that one year period, any pre-Closing GOLS shareholder who has not sold the GOLS shares of common stock owned at Closing will be issued additional shares as liquidated damages and not as a penalty in an amount sufficient to increase the common stock shareholdings of any such shareholder to an amount equal to what any such shareholder would have had had there not be such a reverse split, by reason of the inability to value the effect that the reverse split would have on the common stock holdings of any such shareholder. The right of a pre-Closing GOLS shareholder to obtain the remedy of additional shares provided in this Section will terminate unless the pre-Closing GOLS shareholder sends a demand for the additional shares to the executive offices of GOLS within thirty days after GOLS mails a notice of the reverse split to its record and beneficial shareholders.

     7.   CONDITIONS PRECEDENT TO CLOSING

     a. Conditions Precedent to the Parties' Obligations. The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both GOLS and the Changan Shareholders:

          (i) Consents, Approvals. GOLS shall have obtained all necessary consents and approvals of its board of directors, and the Parties shall have obtained all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties' respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

          (ii) Indemnity Agreement. The Parties, Scott L. Smith, President of GOLS ("Smith") and Leonard Burningham, counsel to GOLS ("Escrow Agent"), shall have entered into an indemnity agreement in the form set forth in Schedule 7a (the "Indemnity Agreement") whereunder (A) the Changan Shareholders will deliver the sum of $500,000 to the Escrow Agent to be utilized by the Escrow Agent to pay certain liabilities of GOLS that exist on the Closing Date, and (B) Smith will agree for a period of one year to indemnify and hold harmless GOLS from all liabilities existing on the Closing Date that are not satisfied by the funds held in escrow pursuant to the Indemnity Agreement, and (C) the balance of the escrowed funds will be paid to Smith after satisfaction of all liabilities, in consideration of Smith's surrender of certain warrants and his undertaking to indemnify GOLS.

     b.        Conditions Precedent to Obligations of Changan Shareholders.
The obligations of the Changan Shareholders under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

          (i) Representations and Warranties. GOLS' representations and warranties contained herein shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date, and the President and the Chief Financial Officer of GOLS shall each have delivered to the Changan Shareholders a certification to such effect.

          (ii) Performance. GOLS shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by it prior to or at the time of the Closing.

          (iii) Material Changes. Since the date of this Agreement, GOLS shall not have suffered a Material Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which GOLS or Smith is a party which is reasonably likely to have a Material Adverse Effect on GOLS.

          (iv) SEC Filing. Based on information provided by the Changan Shareholders, GOLS shall have filed with the SEC an information statement compliant with SEC Rule 14f-1, and shall have mailed the information statement to its shareholders of record at least ten days before the Closing Date, and shall not have received any comments thereon from the SEC.

          (v) Trading Status. GOLS' common stock will be listed for trading on the OTC Bulletin Board, and bid and asked quotations shall be posted as of the Closing Date.

          (vi) Due Diligence. The Changan Shareholders shall have completed to their own satisfaction due diligence with respect to GOLS, except that this shall cease to be a condition precedent unless on or prior to December 15, 2006, the Changan Shareholders shall have delivered a written notice stating that they are not satisfied with the results of their due diligence.

          (vii) Financial and Tax Condition; Annual Report on Form 10-KSB. GOLS shall have delivered to the Changan Shareholders the financial statements of GOLS for the year ended October 31, 2006 with a report by the independent registered public accountant for GOLS as well as any information requested by the Changan Shareholders for the purpose of completing the Annual Report on Form 10-KSB for the year ending October 31, 2006; and GOLS shall have filed all applicable income tax returns with respect to fiscal year 2006 and shall have paid any taxes due thereon.

          (viii) Outstanding Shares. There shall be 1,307,366 shares of GOLS common stock issued and outstanding; and there shall be no other voting or equity securities outstanding, and, except for the commitments made by GOLS to the Changan Shareholders under this Agreement, there shall be no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which GOLS is bound calling for the issuance of any additional shares of common stock or any other voting or equity security. Without limiting the generality of the foregoing, the warrants granted to Messieurs Decker, Franke, Smith, Sneddon and Stones on January 30, 2004 shall be surrendered for cancellation or otherwise terminated prior to the Closing.

          (ix) No Contracts. GOLS will not be bound by any contract, agreement, lease, commitment, guarantee or arrangement of any kind except for the Indemnity Agreement and, without limiting the generality of the foregoing, GOLS shall not be bound by (A) any employment agreement, including the Employment Agreement between GOLS and Smith that was extended on January 30, 2004 or (B) any obligation to FCMI Financial Corporation arising from such corporation's investment in GOLS.

          (x) Election of Directors. The GOLS Directors shall have elected to the Board of GOLS, effective as of the Closing, such persons as the Changan Shareholders shall designate; and at the Closing, the prior members of the GOLS Board of Directors shall resign.

          (xi) Documents Satisfactory. All documents and instruments to be delivered pursuant to this Agreement shall be reasonably satisfactory in substance and form to the Changan Shareholders and their counsel, and the Changan Shareholders and their counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

     c. Conditions Precedent to Obligations of GOLS. The obligations of the GOLS under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

          (i) Representations and Warranties. The representations and warranties of the Changan Shareholders contained herein shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date, and the President and Chief Financial Officer of Changan shall each have delivered to GOLS a certification to such effect.

          (ii) Performance. The Changan Shareholders shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

          (iii) Material Changes. Since the date of this Agreement, neither Changan nor Hongbo shall not have suffered a Material
               Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which any of Changan, Hongbo or the Changan Shareholders is a party that is reasonably likely to have a Material Adverse Effect on Changan or Hongbo.

          (iv) Due Diligence. GOLS shall have completed to its own satisfaction due diligence with respect to Changan and Hongbo, except that this shall cease to be a condition precedent unless on or prior to December 15, 2006, GOLS shall have delivered a written notice stating that it is not satisfied with the results of its due diligence.

          (v) SEC Filings. The Changan Shareholders shall have delivered to GOLS, at least fourteen days prior to the Closing, the information required to be included in the Rule 14f-1 information statement referred to in Section 7b (iv) of this Agreement.

          (vi) Documents Satisfactory. All documents and instruments to be delivered pursuant to this Agreement shall be reasonably satisfactory in substance and form to GOLS and its counsel, and GOLS and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

     8.   DELIVERIES AT CLOSING

     a. At the Closing, the Parties, Smith and the Escrow Agent shall execute and exchange the Indemnity Agreement, and the Changan Shareholders shall deliver the sum of $500,000 to the Escrow Agent, by certified check or wire transfer, to be held and disbursed in accordance with the provisions of the Indemnity Agreement.

     b. At the Closing, the Changan Shareholders shall deliver to GOLS the following:

          (i) Documents sufficient to effect a transfer to GOLS of the outstanding shares of Changan.

          (ii) The Certification of the President and Chief Financial Officer of Changan described in Section 7c(i) hereof.

     c. At the Closing, GOLS shall deliver to the Changan Shareholders the following:

          (i) Certificates for sixty million (60,000,000) shares of GOLS common stock in the names and individual quantities specified on Schedule 2b hereto.

          (ii)      The Certifications of the President and Chief
                    Financial Officer of GOLS described in Section 7b(i) hereof.

          (iii) A certification signed by the Secretary of GOLS attesting to the adoption and continuing effectiveness of resolutions of the GOLS Board of Directors (A) amending the Bylaws of GOLS to opt out of the Utah Control Share Acquisition Act, (B) ratifying and approving this Agreement, and (C) electing the nominees of the Changan Shareholders to serve as the sole members of the GOLS Board of Directors effective on the completion of the Closing.

          (iv) The resignations of all of the officers and directors of GOLS effective on the completion of the Closing.

          (v) A written waiver by FCMI Financial Corporation of any executory obligation of GOLS arising from the investment by FCMI Financial Corporation in GOLS;

          (vi) a written acknowledgement of Smith as to the termination of the Employment Agreement between Smith and GOLS referred to in Section 7b(ix), above.

          (vii)     All books and records of GOLS.

     9.        TERMINATION

               This Agreement may be terminated at any time before or at Closing, by:

     a.   The mutual agreement of the Parties;

     b. GOLS, upon notice delivered on or before December 15, 2006, stating that it is not satisfied with its review and investigation of Changan's or Hongbo's business;

     c. the Changan Shareholders, upon notice delivered on or before December 15, 2006, stating that they are not satisfied with their review and investigation or GOLS' business;

     d. Any Party if the Closing has not occurred by December 29, 2006, unless that party caused the failure to close by its failure to satisfy the covenants herein;

     e. Any Party if any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof;

     f. Without any action on the part of the Parties if required by Applicable Law.

     Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each Party shall bear all costs and expenses as each Party has incurred and no party shall be liable to the other for such costs and expenses, and all Confidential Information (as defined in the Letter of Intent between the Parties dated December 5, 2006) obtained by each Party from the other shall be promptly returned or destroyed, with such destruction certified to the satisfaction of the Party whose information was disclosed.

     10.  RESTRICTION ON RESALE

     The GOLS Common Shares to be issued by GOLS to the Changan Shareholders hereunder at the Closing will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of within the United States of America until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) GOLS receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for GOLS, that an exemption from the registration requirements of the Securities Act is available.

     The certificates representing the shares which are being issued to the Changan Shareholders pursuant to this Agreement shall contain a legend substantially as follows:

     "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR GOLD STANDARD, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GOLD STANDARD, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

     11.       APPLICABLE LAW

          This Agreement shall be governed by the laws of the State of Utah, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

     12.       ASSIGNMENT; BINDING EFFECT

          This Agreement, including both its obligations and benefits, shall inure to the benefit of, and be binding on the respective heirs and successors of the parties and on their respective permitted assignees and transferees. This Agreement may not be assigned or transferred in whole or in part by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

     13.       NOTICES

          All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given or made as follows:

     a. If sent by facsimile transmission, when transmitted to the fax numbers noted below and receipt is confirmed by the fax machine; or

     b.   If personally delivered, when delivered.

     All notices and other communications under this Agreement shall be sent or delivered as follows:

     If to the Changan Shareholders, to:

          Name      Zhou Qingwei
          Address   8 Haping Fu Road
                    Harbin, Heilongjiang
                    P.R. China
          Fax Number     86-451-82695951

     with a copy to (which shall not constitute notice):

          Robert Brantl, Esq.
          52 Mulligan Lane
          Irvington, NY  10533
          Facsimile:  (914) 693-1807

     If to GOLS, to:

          Scott L. Smith
          136 South Main Street, Suite 712
          Salt Lake City, Utah 84101
          Facsimile:  (801) 328-4457

     with a copy to (which shall not constitute notice):

          Leonard Burningham, Esq.
          455 East 500 South, Suite 205
          Salt Lake City, UT 84111
          Facsimile:  801-355-7126

Each Party may change its address by written notice in accordance with this Section.


     14.       COVENANT OF COOPERATION

          Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     15.       ENTIRE AGREEMENT

          This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter including the Letter of Intent made by GOLS and the Changan Shareholders dated December 5, 2006.

     16.       COUNTERPARTS

          This Agreement may be executed in multiple facsimile or original
counterparts.   Each of the counterparts shall be deemed an original, and
together they shall constitute one and the same binding Agreement, with one counterpart being delivered to each Party hereto.

          IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year written on the first page.

GOLD STANDARD, INC.



By: /s/Scott L. Smith
      Scott L. Smith, President

CHANGAN SHAREHOLDERS:


/s/Li Guomin
Li Guomin


/s/Su Ning
Su Ning


/s/Zhou Qingwei
Zhou Qingwei


Schedules to Agreement

Schedule 2b Names of Changan Shareholders & Allocation of Gold Standard, Inc. Shares to be Issued

Schedule 7a   Form of Indemnity Agreement

                    SHARE EXCHANGE AGREEMENT

     Gold Standard, Inc. and Changan International Limited

               Schedule 2b   Changan Shareholders

                                       GOLS Shares
Name               Percentage          to be Issued
Li Guomin             29%                17,400,000
Su Ning               10%                 6,000,000
Zhou Qingwei          61%                36,600,000